                                                                                        Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:                                                                                                Stanley Furniture Company, Inc.
Investor Contact:                 Douglas I. Payne
(276) 627-2157
Media Contact:                     Karen McNeill
336.884.8700

STANLEY FURNITURE ELECTS
ALBERT L. PRILLAMAN AS CHIEF EXECUTIVE OFFICER

STANLEYTOWN, VA., September 23, 2008/Business Wire/ – Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) announced today that its Board of Directors has elected Albert L. Prillaman as Chief Executive Officer.  Jeffrey R. Scheffer has resigned as President, Chief Executive Officer and director of the Company to pursue other interests.

The Company also announced the promotion of R. Glenn Prillaman to Executive Vice President – Sales and Marketing and Stephen A. Bullock to Executive Vice President – Operations, both of whom previously served as senior vice presidents.  Douglas I. Payne, Executive Vice President – Finance and Administration, together with Glenn Prillaman and Stephen Bullock, will operate as the Office of the President to coordinate the company’s day-to-day operations.

Commenting on his return to a more active role in management of the company, Albert Prillaman said, “The executives who make up the Office of the President are highly qualified to run the business and this will allow me to focus on strategic issues that positively impact creating shareholder value.”

“Obviously, no one can predict when an upturn will come in our industry, but it will come. In the meantime, we are focusing on improving our product line and evaluating the ever-changing distribution channels while maintaining our leadership position in delivering quality and service to our customers.  The recently announced restructuring of our manufacturing operations is progressing on schedule and will position Stanley Furniture to compete more effectively going forward,” he said. “We wish Jeff well in his future endeavors.”

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

Forward Looking Statements:

Certain statements made in this report are not based on historical facts, but are forward- looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,’ or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the cyclical nature of the furniture industry, disruptions in offshore sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in China or other countries from which we source products, international trade policies of the United States and countries from which we source products, business failures or loss of large customers, manufacturing realignment, competition in the furniture industry including competition from lower-cost foreign manufacturers, the inability to obtain sufficient quantities of quality raw materials in a timely manner, the inability to raise prices in response to inflation and increasing costs, failure to anticipate or respond to changes in consumer tastes and fashions in a timely manner, environmental compliance costs, and extended business interruption at manufacturing facilities. Any forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.